                                                                    EXHIBIT 22.1

                    SUBSIDIARIES OF CABLETRON SYSTEMS, INC.

Bit Management Technology of Canada Limited (Canada)
Cabletron Holdings Limited (Mauritius)
Cabletron India Pvt. Ltd. (India)
Cabletron Insurance Company (Vermont)
Cabletron Systems (Distribution) Ltd. (Ireland)
Cabletron Systems Chile (Chile)
Cabletron Systems de Argentina (Argentina)
Cabletron Systems de Colombia, Ltda (Colombia)
Cabletron Systems de Venezuela, C.A. (Venezuela)
Cabletron Systems, A.B. (Sweden)
Cabletron Systems, Inc. (Hong Kong)
Cabletron Systems, Inc. of USA (China)
Cabletron Systems, Pte Ltd (Korea)
Cabletron Systems, S.A. (France)
Cabletron Systems, Sdn Bhd. (Malaysia)
Enterasys Networks A.G. (Switzerland)
Enterasys Networks Acquisition, Inc. (Delaware)
Enterasys Networks c/o Brasil Representacoes Ltda. (Brazil)
Enterasys Networks Government Sales, Inc. (Delaware)
Enterasys Networks Handels, GmbH (Austria)
Enterasys Networks Limited (Bermuda)
Enterasys Networks N.V. (Belguim)
Enterasys Networks Netherlands, B.V. (Netherlands)
Enterasys Networks of Canada Limited (Canada)
Enterasys Networks Sales & Service Inc. (Delaware)
Enterasys Networks U.K., Ltd. (UK)
Enterasys Networks, GmbH (Germany)
Enterasys Networks, Inc. (Delaware)
Enterasys Networks, K.K. (Japan)
Enterasys Networks, Pty. Limited (Australia)
Enterasys Networks, S.A. (Spain)
Enterasys Networks, S.A. de C.V. (Mexico)
Enterasys Networks, S.r.l. (Italy)
Enterasys Networks, Singapore Pte Ltd. (Singapore)
Enterasys Services, Inc. (Delaware)
Enterasys Solutions, Inc. (Delaware)
Fivemere Asia-Pacific Singapore Limited (Singapore)
Fivemere Developments Limited (UK)
Fivemere Ltd (UK)
GlobalNetwork Technology Services Pty Ltd (Australia)
GlobalNetwork Technology Services U.K. Limited (UK)
GlobalNetwork Technology Services, Inc. (Delaware)
GNTS Holdings of Canada Limited (Canada)
Indus River Networks, Inc. (Delaware)
International Cable Networks, Inc. (Barbados)
NetVantage, Inc. (Delaware)
Network Express Europe Limited (UK)
Network Express, GmbH (Germany)

Network Express K.K. (Japan)
Network Express, Inc. (Michigan)
Network Security Wizards, Inc. (Maryland)
Tie Line Consultores Associados LTDA. (Brazil)
Aprisma Management Technologies, Inc. (Delaware)
Aprisma Management Technologies Pty. Ltd. (Australia)
Aprisma Management Technologies UK (UK)
BlueCoast Software (California)
Riverstone Networks K.K. (Japan)
Riverstone Networks UK Ltd. (UK)
Riverstone Networks, Inc. (Delaware)
The OASys Group, Inc. (California)

                                      105